Exhibit 99.2

CERTIFICATION

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Community Financial Corporation (the "Registrant"), that, to the best of his knowledge, the Registrant's Annual Report on Form 10-KSB for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Dated: June 30, 2003	/s/ P. Douglas Richard P. Douglas Richard Chief Executive Officer /s/ R. Jerry Giles R. Jerry Giles Chief Financial Officer